Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

July 24, 2025

Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

ImmunityBio, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of this Placement Agency Agreement (this “Agreement”) and the Securities Purchase Agreement (as defined below), to issue and sell to the purchasers identified on the signature pages to the Securities Purchase Agreement (the “Investors”) (i) an aggregate of 29,629,632 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase up to an additional 29,629,632 shares of Common Stock (the “Warrants”), in an offering under its registration statement on Form S-3, as amended (Registration No. 333-278770). The Shares and Warrants will be issued separately.

The Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are referred to herein, collectively, as the “Securities.” The Securities are more fully described in the Disclosure Package and the Prospectus. The Company desires to engage Piper Sandler & Co. as the placement agent in connection with such issuance and sale of the Securities.

Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

The Company hereby confirms its agreement with you as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement Piper Sandler & Co shall be the Company’s exclusive placement agent (in such capacity, the “Placement Agent”), acting on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities to the Investors in a proposed offering pursuant to the Registration Statement, with the terms of the offering to be subject to market conditions and negotiations among the Company, the Placement Agent and the prospective Investors (such offering shall be referred to herein as the “Offering”). As compensation for services rendered, and provided that any of the Securities are sold to the Investors in the Offering, on the Closing Date (as defined in Section 1(c) hereof) of the Offering, the Company shall pay to the Placement Agent an amount in the aggregate equal to 6.00% of the gross proceeds received by the Company from the sale of the Shares and the Warrants

(the “Placement Fee”). The Placement Agent will not receive any fees in connection with the exercise of the Warrants. The sale of the Securities shall be made pursuant to the securities purchase agreement in the form included as Exhibit A hereto (the “Securities Purchase Agreement”) on the terms described on Exhibit B hereto. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part.

(b) This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Securities, and the Placement Agent shall have no authority to bind the Company to accept offers to purchase the Securities. The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Securities (other than pursuant to the exercise of options to purchase Common Stock or vesting of restricted stock units (“RSUs”) that are outstanding under existing equity incentive plans at the date hereof or the exercise or conversion of warrants or other securities outstanding as of the date hereof) otherwise than through the Placement Agent in accordance herewith. The Company acknowledges and agrees that the Placement Agent shall have no liability (in tort, contract or otherwise) to the Company, its affiliates or any other person for any losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (each a “Loss” and, collectively, the “Losses”) arising from its own acts or omissions in performing its obligations as Placement Agent in connection with the Offering, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence or willful misconduct in performing its services hereunder.

(c) Payment of the purchase price for, and delivery of, the Securities shall be made at a closing (the “Closing”) remotely at 10:00 A.M. New York City time on July 28, 2025, or at such time on such other date as may be agreed upon in writing by the Placement Agent and the Company (such date of payment and delivery being herein called the “Closing Date”). All such actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares and Warrants which the Company has agreed to sell pursuant to this Agreement and the Securities Purchase Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares and Warrants shall have been delivered to the Investors against payment therefor by the Investors. If the Company shall default in its obligations to deliver the Shares and Warrants to the Investors whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

(d) On the Closing and on each closing date of the purchase and sale of Warrant Shares, (i) the Company shall deliver, or cause to be delivered, the Securities to the Investors or their designee, and the Investors shall deliver, or cause to be delivered, the purchase price for the Securities to the Company pursuant to the terms of the Securities Purchase Agreement and (ii) the Company will wire the amounts owed to the Placement Agent as provided in this Agreement. Delivery of the Shares and Warrant Shares shall be made “delivery versus payment” through the facilities of The Depository Trust Company (“DTC”) unless the Placement Agent shall otherwise instruct. The Warrants shall be delivered to the Investors in definitive form, registered in such names and in such denominations as the Investors shall request in writing not later than the Closing Date. The Warrants will be made available for inspection by the Placement Agent on the business day prior to the Closing.

(e) The Securities shall be registered in such names and in such denominations as the Investors, unless otherwise instructed by the Placement Agent, shall request by written notice to the Company.

Section 2. Representations, Warranties and Agreements of the Company.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the closing date, as follows:

(a) Disclosure Package. The Disclosure Package as of the Execution Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in such Disclosure Package, it being understood and agreed that the only such information furnished by the Placement Agent consists of the Placement Agent Information. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b) Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Placement Agent in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives an “Issuer Free Writing Prospectus”) other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, each electronic road show and any other written communications approved in writing in advance by the Placement Agent. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Disclosure Package, and did not, and as of the Closing, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Placement Agent consists of the Placement Agent Information.

(c) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied with each request (if any) from the Commission for additional information. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Placement Agent consists of the Placement Agent Information.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Due Authorization of Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(f) Due Authorization of Securities Purchase Agreement. The Securities Purchase Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver the Securities Purchase Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Securities Purchase Agreement and the consummation by it of the transactions contemplated thereby has been duly and validly taken. The Securities Purchase Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(g) Due Authorization of Securities. (i) The Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Investors pursuant to the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable and conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; (ii) the Warrants have been duly and validly authorized and, when executed and delivered by the Company in accordance with the Securities Purchase Agreement, will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and will conform to the description thereof contained in the Registration Statement, the Disclosure Package and Prospectus; (iii) the Warrant Shares have been duly authorized and reserved for issuance and, when issued and delivered to and paid for by the Investor upon valid exercise of the Warrants and subject to the terms and conditions set forth in the applicable Securities Purchase Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to preemptive or similar rights. The Warrant Shares, when so issued, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.

(i) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(j) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) comply with the requirements of the Exchange Act; (ii) have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and (iii) are effective in all material respects to perform the functions for which they were established. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement and any Securities Purchase Agreement, except for such rights as have been duly waived.

(l) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, or liabilities, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (the “Subsidiaries”), considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock.

(m) Independent Accountants. Each of Ernst & Young LLP, which has expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, Disclosure Package and the Prospectus, and Deloitte & Touche LLP, who has reviewed certain of the unaudited financial information filed with the Commission as a part of the Registration Statement, Disclosure Package and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(n) Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, Disclosure Package or the Prospectus. The combined consolidated financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement, Disclosure Package or the Prospectus present fairly the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(o) Company’s Accounting System. The Company and each of the Subsidiaries make and keep books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Incorporation and Good Standing of the Company. Each of the Company and each of the Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, and each subsidiary of the Company required to be listed in the Registration Statement has been so listed in the Registration Statement.

(q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Base Prospectus or the Prospectus or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, Disclosure Package and the Prospectus). The Common Stock (including the Shares) conform in all material respects to the description thereof contained in the Base Prospectus and the Prospectus. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, except for such rights as have been duly waived. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Registration Statement, Disclosure Package and the Prospectus and except for such rights as have been duly waived. The descriptions of the Company’s stock option, stock bonus, stock purchase and other stock or equity incentive plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the Registration Statement, Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of, or other equity interests in, each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(r) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance in all material respects with all applicable listing requirements of Nasdaq.

(s) Non-Contravention of Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(t) No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement, the Securities Purchase Agreement, and the Warrants, and the consummation of the transactions contemplated hereby, by the Securities Purchase Agreement and the Warrants, and by the Registration Statement, Disclosure Package and the Prospectus and the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the Registration Statement, Disclosure Package and the Prospectus under the caption “Use of Proceeds”) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (ii) the certificate of incorporation or bylaws (or other applicable organizational document) of the Company or any of the Subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(u) No Conflicts. No consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA (as defined below).

(v) No Material Actions or Proceedings. Other than as set forth in the Registration Statement, Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of the Subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of the Subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Change; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(w) Intellectual Property Rights. The Company and the Subsidiaries own, possess or license adequate rights to use all material trademarks, service marks, trade names, domain names and other source identifiers, and all goodwill associated with the foregoing, inventions, patents, copyrights and copyrightable works, licenses, approvals, technology, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property rights (including all registrations and applications for registration of the foregoing, as applicable) (collectively, “Intellectual Property Rights”) used in, held for use in or necessary for the conduct of their respective businesses as currently conducted and as proposed in the Registration Statement, Disclosure Package or the Prospectus to be conducted. To the knowledge of the Company: (1) neither the Company nor any of the Subsidiaries has materially infringed, misappropriated or otherwise violated the Intellectual Property Rights of any third party, and (2) neither the manufacture of, nor the use or sale of, any of the Company’s or the Subsidiaries’ product candidates described in the Registration Statement, Disclosure Package or the Prospectus materially infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party. Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, to the knowledge of the Company, there are no rights of third parties (including any liens or encumbrances) to any of the Intellectual Property Rights owned or purported to be owned by the Company or any of the Subsidiaries. Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, there is no pending or threatened in writing action, suit, proceeding or claim by any third party (i) challenging the Company’s or any of the Subsidiaries’ rights in or to, or alleging a violation of any of the terms of, any of their owned or licensed Intellectual Property Rights; (ii) alleging that the Company or any of the Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third party; or (iii) challenging the validity, scope or enforceability of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of the Subsidiaries, and in the case of each of (i), (ii) and (iii), the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim. Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus to the Company’s knowledge, there is no material infringement, misappropriation, breach or default, or other violation by others of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of the Subsidiaries. The Company and the Subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights, the value of which to the Company or any of the Subsidiaries is contingent upon maintaining the confidentiality thereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. All founders, current and former employees, consultants, and other parties involved in the development of Intellectual Property Rights for the Company and the Subsidiaries have signed confidentiality and invention assignment agreements with the Company or a Subsidiary pursuant to which the Company or any of the Subsidiaries either (x) has obtained ownership of and is the exclusive owner of such Intellectual Property Rights, or (y) has obtained a valid and unrestricted right to exploit such Intellectual Property Rights, sufficient for the conduct of the business as currently conducted and as proposed in the Registration Statement, Disclosure Package and the Prospectus to be conducted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(x) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, Disclosure Package or the Prospectus (“Permits”). Neither the Company nor any of the Subsidiaries is in violation of, or in default under, any of the Permits, or has received any notice of violation of or default under or proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(y) Title to Properties. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to Intellectual Property Rights (as defined above), which for the avoidance of doubt is addressed exclusively in Section 2(y)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(z) Tax Law Compliance. (i) The Company and each of the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file such tax returns or pay such taxes would not reasonably be expected to have a Material Adverse Change), (ii) the Company and each of the Subsidiaries have no liability for unpaid taxes, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or where such liability would not reasonably be expected to have a Material Adverse Change and (iii) no tax deficiency has been determined adversely to the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries has received written notice of, or has knowledge of, any tax deficiency that could reasonably be expected to be determined adversely to the Company or the Subsidiaries, in each case which could reasonably be expected to have a Material Adverse Change.

(aa) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, Disclosure Package or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) Insurance. Except as otherwise disclosed in the Registration Statement, Disclosure Package or Prospectus, each of the Company and the Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and the Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of the Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to result, individually or in the aggregate, in a Material Adverse Change. Neither the Company nor any of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied except as would not be expected to result, individually or in the aggregate, in a Material Adverse Change.

(cc) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Shares, the Warrant Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd) Related Party Transactions. No relationship, direct or indirect, exists between the Company, on the one hand, and the directors, officers, or stockholders of the Company, on the other, that is required by the Act to be described in the Registration Statement, Disclosure Package and the Prospectus and that is not so described in such documents. There are no related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, Disclosure Package or the Prospectus which have not been described as required.

(ee) FINRA Matters. All of the information provided to the Placement Agent or to counsel for the Placement Agent by the Company, its counsel, its officers and directors in connection with the offering of the Securities is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C).

(ff) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Registration Statement, Disclosure Package or Prospectus, neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, Disclosure Package and the Prospectus.

(gg) Compliance with Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Change. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Change.

(hh) ERISA Compliance. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that the Company or any member of its “Controlled Group” (defined as any organization which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains (each, a “Plan”) has been maintained, in all material respects, in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

(ii) Brokers. Except as described in the Registration Statement, Disclosure Package and Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(kk) Compliance with Laws. The Company and the Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(ll) Dividend Restrictions. Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(mm) Anti-Corruption and Anti-Bribery Laws. None of the Company or any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law. The Company and the Subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and the Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) Authorizations. Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company and each of the Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations (collectively, “Authorizations”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are required for the ownership or lease of its property or the conduct of their respective businesses as currently conducted and described in the Registration Statement, Base Prospectus, Disclosure Package or Prospectus, including, without limitation, from the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or similar foreign, state, and local governmental or regulatory authorities, including any government medical device regulatory agency or institutional review board (collectively, the “Regulatory Authorities”), such Authorizations are valid and in full force and effect, and the Company is not in violation of any such Authorizations, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Change; and the Company has not received notice of any revocation of any such license, sub-license, certificate, permit or authorization.

(pp) Regulatory Compliance. Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company and each of the Subsidiaries (i) have operated and currently operate their respective businesses in compliance with all statutes, rules and regulations applicable to them and their respective businesses, including, without limitation, (A) requirements governing investigational drugs and biologics under the U.S. Federal Food, Drug and Cosmetic Act and rules and regulations thereunder, including regulations relating to Good Clinical Practices and Good Laboratory Practices for studies and tests that are submitted to regulatory authorities to support regulatory approvals, (B) the U.S. Animal Welfare Act and rules and regulations thereunder, (C) the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws, the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (D) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or any other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (E) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated thereunder; (F) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.); and (G) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company and the ownership, testing, development, registration, licensure, manufacture, packaging, processing, use, recordkeeping, filing of reports, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or product candidate under development, manufactured or distributed by or on behalf of the Company or such subsidiary (collectively, “Applicable Laws”), except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Change; (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice alleging or asserting material noncompliance with any Applicable Laws or Authorizations or otherwise providing notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority, any court or arbitrator or other governmental authority or agency; (iii) have not conducted or issued any recalls, field notifications, field corrections, market withdrawals, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products or product candidates; (iv) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws, that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission) and no material deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments; and (v) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental or regulatory authority.

(qq) Clinical Trials. (i) Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, any preclinical studies and clinical trials conducted by the Company or any of the Subsidiaries and, to the knowledge of the Company, any preclinical studies and clinical trials conducted on behalf of the Company or the Subsidiaries or in which the Company or the Subsidiaries have participated for the purposes of supporting a regulatory filing or application submitted to a Regulatory Authority, were, and if still pending, are being conducted in all material respects in accordance with study protocols and Applicable Laws, including those of the FDA and other regulatory authorities to which the Company and the Subsidiaries are subject; (ii) the descriptions of the results of such studies, tests and trials contained in the Registration Statement, Disclosure Package and Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; (iii) neither the Company nor any of the Subsidiaries have received any notices or correspondence from the FDA, any other Regulatory Authority or any other governmental agency, institutional review board, ethics committee or other similar entity requiring, or would reasonably be expected to result in a requirement for, the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of the Subsidiaries, nor is the Company aware of any facts that would form a reasonable basis for any such termination, suspension or modification; and (iv) except to the extent disclosed in the Registration Statement, Disclosure Package or Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test or trial results described or referred to in the Registration Statement, Disclosure Package and the Prospectus.

(rr) Federal Health Care Program. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any of its or any of the Subsidiaries’ officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred from participation in any Federal Health Care Program, (as defined at 42 U.S.C. §1320a-7(b)(f)), debarred by FDA or comparable authorities pursuant to 21 U.S.C. § 335a or similar laws, or made subject to any pending or, to the knowledge of the Company, threatened action which could reasonably be expected to result in such exclusion, suspension or debarment.

(ss) Manufacturing. The Company’s manufacturing facilities and operations and, to the Company’s knowledge, the manufacturing facilities and operations of its suppliers, are operated in compliance in all material respects with all Applicable Laws.

(tt) Sanctions. None of the Company or any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any sanctioned country.

(uu) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(vv) Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Placement Agent in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares.

(ww) Cybersecurity. (i) Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of any of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, or confidential, personally identifiable, or personal data (including any such data of their respective customers, employees, suppliers, vendors or other third parties collected, processed, stored, maintained or otherwise used by or on behalf of the Company or the Subsidiaries) (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; and (ii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices, except as would not, in the case of clauses (i) or (ii), individually or in the aggregate, have a Material Adverse Change.

(xx) Compliance with Data Privacy Laws. The Company and the Subsidiaries are, and at all prior times were, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, relating to the use, processing, privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, including without limitation HIPAA, and the Company and the Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, processing, and analysis of its IT Systems and Data (the “Policies”). The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(yy) Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any “at the market” or continuous equity transaction other than that certain Open Market Sale Agreement, dated as of April 30, 2021, by and between the Company and Jefferies LLC, and no sales of Common Stock are pending thereunder.

(zz) Certain Statements. The statements set forth, or incorporated by reference, in the Registration Statement, Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Description Warrants,” insofar as they purport to constitute a summary of the terms of the Warrants, and under the captions “Risk Factors—Risks Related to Healthcare and Other Government Regulation,” “Risk Factors—Risks Related to Intellectual Property,” “ImmunityBio Business, Strategy and Products—Intellectual Property,” “ImmunityBio Business, Strategy and Products—Government Regulation” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

Section 3. Covenants.

The Company covenants and agrees with the Placement Agent as follows:

(a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Placement Agent in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Placement Agent may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, or make available (i) to the Placement Agent, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Placement Agent (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Placement Agent may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Placement Agent a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act or a similar rule) in connection with sales of the Securities by the Placement Agent.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, the Company will furnish to the Placement Agent and counsel for the Placement Agent a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Placement Agent reasonably objects.

(d) Notice to the Placement Agent. The Company will advise the Placement Agent promptly, and confirm such advice in writing, (i) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus if such post-effective amendment is filed prior to the Closing Date; (ii) of the time and date when any post-effective amendment to the Registration Statement becomes effective if such post-effective amendment is filed prior to the Closing Date; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Placement Agent thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Placement Agent and to such dealers as the Placement Agent may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Company will immediately notify the Placement Agent thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Placement Agent and to such dealers as the Placement Agent may designate such amendments or supplements to the Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Placement Agent as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(i) No Stabilization. Neither the Company nor its Subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares and Warrant Shares on Nasdaq.

(k) Reports. So long as the Securities are outstanding, the Company will furnish to the Placement Agent, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Placement Agent to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

Section 4. Costs and Expenses.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all costs and expenses incident to the Company’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any issuer free writing prospectus and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agent and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, shipping of the certificates representing the Securities, (iii) the fees and expenses of any transfer agent or registrar for the Securities, (iv) fees, disbursements and other charges of counsel to the Company, (v) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares on the Nasdaq, (vi) fees and disbursements of the Company’s auditors incurred in delivering the letters described in Section 5(i) hereof, and (viii) the costs and expenses of the Company in connection with the marketing of the Offering and the sale of the Securities to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith.

Section 5. Conditions of Placement Agent Obligations.

The obligations of the Placement Agent hereunder are subject to the following conditions:

(a) No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(b) No Section 8A Proceedings. No stop order suspending the qualification of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing.

(c) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

(d) Objection of Placement Agent. No prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agent shall have objected in writing, which objection shall not be unreasonable. The Placement Agent shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contains, in the reasonable opinion of counsel for the Placement Agent, an untrue statement of fact which, in their reasonable opinion, is material, or omits to state a fact which, in their reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) No Material Adverse Change.

(i) Prior to the Closing, there shall not have occurred any material adverse change in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations of the Company and the Subsidiaries taken as a whole from that set forth in the Prospectus that makes it, in the Placement Agent judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.

(ii) There shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Placement Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Execution Time and the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(g) Opinion and 10b-5 Statement of U.S. Counsel to the Company. The Placement Agent shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, such counsel’s written opinion and negative assurance letter, each addressed to the Placement Agent and dated the Closing Date in form and substance reasonably satisfactory to the Placement Agent.

(h) Opinions of Intellectual Property Counsel for the Company. The Placement Agent shall have received from Kilpatrick Townsend & Stockton LLP, Leydig, Lucas & Mercanti LLP, Sheridan Ross P.C., Umberg/Zipser LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, each intellectual property counsel for the Company, such counsel’s written opinion, each addressed to the Placement Agent and dated the Closing Date in form and substance reasonably satisfactory to the Placement Agent.

(i) Opinion and 10b-5 Statement of U.S. Counsel to the Placement Agent. The Placement Agent shall have received from Goodwin Procter LLP, counsel to the Placement Agent, such counsel’s written opinion and negative assurance letter, each addressed to the Placement Agent and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(j) Comfort Letter. The Placement Agent shall have received, from (i) Deloitte & Touche LLP, letters dated, respectively, the date of the Securities Purchase Agreement and the Closing Date, and (ii) Ernst & Young LLP, a letters dated, respectively, the date of the Securities Purchase Agreement and the Closing Date, in each case addressed to the Placement Agent in customary forms reasonably satisfactory to the Placement Agent, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement and the Prospectus.

(k) CFO Certificate. The Placement Agent shall have received on the date of the Securities Purchase Agreement and on Closing Date, a certificate, addressed to the Placement Agent and dated as of the date of the Securities Purchase Agreement and the Closing Date, respectively, signed by its Chief Financial Officer with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Placement Agent.

(l) Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, addressed to the Placement Agent and dated the Closing Date, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, Disclosure Package and Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Execution Time and the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(m) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby meeting all of the requirements of the Securities Act and the Exchange Act.

(n) Exchange Listing. The Company shall have submitted a Listing of Additional Shares Notification Form to Nasdaq with respect to the Shares and Warrant Shares.

(o) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

(p) Securities Purchase Agreement. On or prior to the Closing, the Company shall have furnished to the Placement Agent executed copies of the Securities Purchase Agreement entered into by the Company and Investors for the sale of the Placement Shares.

The documents required to be delivered by this Section 5 shall be delivered through the electronic exchange of documents and signatures or as otherwise agreed between the parties to this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

Section 6. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, directors, officers and employees, and agents who have or who are alleged to have participated in the distribution of the Securities as Placement Agent and each person who controls the Placement Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities or actions, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (i) relating to, arising out of or in connection with the services performed pursuant to this Agreement, the transaction contemplated hereby or the Placement Agent role in connection therewith; provided, however, that the Company will not be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) under this clause (i) that are finally judicially determined to have resulted from the willful misconduct, bad faith or gross negligence of the Placement Agent or (ii) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package, any Testing-the-Waters Communications, any electronic road show used in connection with the offering of the Securities or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action under clauses (i) or (ii); provided, however, that the Company will not be liable in any such case pursuant to clause (ii) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Placement Agent Information (as defined below). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities or actions that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in and contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package, any Testing-the-Waters Communications, any electronic road show used in connection with the offering of the Securities or in any amendment thereof or supplement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the parties hereto hereby agree that such information provided by the Placement Agent consists solely of the name of the Placement Agent on the cover of the Prospectus (collectively, the “Placement Agent Information”).

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that an indemnifying party shall not be liable for the fees and expenses of more than one such separate counsel (in addition to local counsel) in connection with any proceeding or related proceeding in the same jurisdiction. An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agent severally agree to contribute to the aggregate Losses to which the Company and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agent on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Placement Agent shall be deemed to be equal to the Placement Fee, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined (i) in the case of any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact by reference to, among other things, whether such statement or omission relates to information provided by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by the Placement Agent and the parties’ relative intent, relative knowledge, access to information and opportunity to correct or prevent such action or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Placement Agent were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall a Placement Agent be required to contribute any amount in excess of the amount by which the Placement Fee received by such Placement Agent with respect to the offering of the Securities exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), in no event shall a Placement Agent be required to contribute any amount in excess of the amount by which the total Placement Fee received by such Placement Agent exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Placement Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, their affiliates, directors, officers and employees, and agents who have or who are alleged to have participated in the distribution of the Securities as Placement Agent and each person who controls the Placement Agent within the meaning of either the Securities Act or the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Placement Agent agree promptly to notify each other of the commencement of any proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or the Prospectus.

Section 7. Termination.

The Placement Agent services hereunder may be terminated with or without cause by the Placement Agent at any time and without liability or continuing obligation to the Placement Agent or the Company, except for any compensation earned by the Placement Agent to the date of termination and as otherwise provided in this Section 7. If this Agreement shall be terminated by the Placement Agent pursuant to Section 5 hereof or the sale of the Securities to the Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or the Securities Purchase Agreement, other than by reason of a default by the Placement Agent, the Company will, in addition to paying the amounts described in Section 4 hereof, and, if applicable, the preceding sentence, reimburse the Placement Agent for all of its reasonable, documented and actual out-of-pocket disbursements (including, but not limited to, the reasonable and documented fees and disbursements of its outside counsel).

Notwithstanding any termination of this Agreement, Sections 1(b), 4, 6, and 8 through 18 hereof shall at all times be effective and shall survive such termination.

Section 8. Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a) if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

Piper Sandler & Co.

81251 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Michael Bassett

Email: michael.bassett@psc.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

601 Marshall St.

Redwood City, CA 94063

Attention: Sam Zucker and Justin Platt

Email: SZucker@goodwinlaw.com; JPlatt@goodwinlaw.com

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

ImmunityBio, Inc.

3530 John Hopkins Court

San Diego, CA 92121

Attention: Jason Liljestrom

Email: Jason.Liljestrom@Immunitybio.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Attention: Martin J. Waters

Email: mwaters@wsgr.com

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 9. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and assigns and the controlling persons, officers and directors and other parties referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Securities by reason merely of such purchase.

Section 10. Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 11. No Fiduciary Relationship.

The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to providing investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party hereto disclaims any intention to impose any fiduciary or similar duty on any other party hereto. Additionally, the Placement Agent has not acted as a financial advisor, nor has advised or is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the

Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be performed on behalf of the Company or any other person. It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

Section 12. Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 13. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(b) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Section 15. Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agent is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Placement Agent to properly identify their respective clients.

Section 16. Limitation on Damages.

No party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages incurred by the other party arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof; provided that nothing in this Section shall be deemed to relieve the Company of any obligation it may otherwise have under Section 6 to indemnify any person referred to in Section 6(a) for any such damages asserted by an unaffiliated third party.

Section 17. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Section 18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Base Prospectus” shall mean the base prospectus referred contained in the Registration Statement at the Execution Time.

“business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, including documents incorporated by reference therein, (ii) the information included on Exhibit B hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Prospectus” shall mean the final prospectus supplement to the Base Prospectus relating to the Securities that will be filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the Company’s registration statement on Form S-3 (Registration No. 333-278770), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

IMMUNITYBIO, INC.

By:	/s/ Richard Adcock
Name: Richard Adcock
Title: Chief Executive Officer

[Signature Page to Placement Agency Agreement]

Accepted as of the date first above written:

PIPER SANDLER & CO.

By:	/s/ Michael Bassett
Name: Michael Bassett
Title: Managing Director

[Signature Page to Placement Agency Agreement]

Exhibit A

Form of Securities Purchase Agreement

Exhibit B Pricing Information

Number of Shares: 29,629,632

Offering Price per Share and accompanying Warrant: $2.70

Number of shares of Common Stock Underlying Warrants: 29,629,632

Exercise Price of Warrant: $3.24

Other Common Warrant Terms:

•	Immediately exercisable

•	Termination date: Fifth anniversary of issuance